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                U.S. LONG DISTANCE CORP. AND SUBSIDIARIES          EXHIBIT 11.1

                    COMPUTATION OF EARNINGS PER SHARE
                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                               (UNAUDITED)

                                                                     THREE MONTHS ENDED
                                                                         DECEMBER 31,
                                                                     ------------------
                                                                      1996       1995
                                                                      ----       ----
Primary
  Earnings:
    Net income (loss) from continuing operations ................... $ 1,153    $  (846)
    Net income from discontinued operations ........................       0      3,948
                                                                     -------    -------
    Net income applicable to common stock .......................... $ 1,153    $ 3,102
                                                                     -------    -------
                                                                     -------    -------

  Shares:
    Weighted average number of shares of common stock outstanding...  15,067     14,099
    Weighted average common share equivalents applicable to stock
      options and warrants .........................................   1,082        754
                                                                     -------    -------
    Weighted average shares used for computation ...................  16,149     14,853
                                                                     -------    -------
                                                                     -------    -------

  Primary earnings per common share:
    Net income (loss) from continuing operations ................... $  0.07    $ (0.06)
    Net income from discontinued operations ........................    0.00       0.27
                                                                     -------    -------
    Net income applicable to common stock .......................... $  0.07    $  0.21
                                                                     -------    -------
                                                                     -------    -------

Fully Diluted
  Earnings:
    Net income (loss) from continuing operations ................... $ 1,153    $  (846)
    Net income from discontinued operations ........................       0      3,948
                                                                     -------    -------
    Net income applicable to common stock .......................... $ 1,153    $ 3,102
                                                                     -------    -------
                                                                     -------    -------

  Shares:
    Weighted average number of shares of common stock outstanding...  15,067     14,099
    Weighted average common share equivalents applicable to stock
      options and warrants .........................................   1,082        817
                                                                     -------    -------
    Weighted average shares used for computation ...................  16,149     14,916
                                                                     -------    -------
                                                                     -------    -------

  Fully diluted earnings per common share:
    Net income (loss) from continuing operations ................... $  0.07    $ (0.06)
    Net income from discontinued operations ........................    0.00       0.27
                                                                     -------    -------
    Net income applicable to common stock (a) ...................... $  0.07    $  0.21
                                                                     -------    -------
                                                                     -------    -------

(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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